UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 4, 2004 (October 29, 2004)

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue
Suite 2300, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

Item 2.06. Material Impairments.

     During the third quarter of 2004, the management of Zix Corporation (the “Company”) determined that it would focus on the Company’s two core markets and reduce costs relating to the Company’s products and services in non-core markets. Company management determined that the Company should reduce costs relating to the Connect™ service offered by MyDocOnline, Inc. (“MyDocOnline”), a wholly-owned subsidiary of the Company. The MyDocOnline Connect service is a subscription-based Web service that allows patients and physicians to securely communicate online for a variety of purposes, including online doctor visits, administrative questions, appointment requests, billing questions, prescription requests and referral requests. The Company determined that continuing to operate the MyDocOnline Connect service was not consistent with the Company’s goal of achieving cash flow breakeven. Accordingly, Company management determined that it would suspend research and development investment for the Connect service, cease sales and marketing efforts to obtain new customers for the Connect service and, where reasonably feasible and appropriate, migrate existing Connect customers to other vendors. The Company also determined that it would explore the possibility of selling the technology or retain it for use in other Company products and services in the future.

     On October 29, 2004, the Board of Directors (“Board”) of the Company reviewed with Company management the decision to reduce costs relating to the Connect service. Pursuant to that review, the Board concurred with Company management’s decision to suspend research and development and sales and marketing efforts for the Connect service. The Board also concurred with the desire of the Company to retain the underlying technology rather than incur the cost and effort to sell the technology.

     In reviewing the long-lived asset value for the Connect service, the Company applied the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 requires that a long-lived asset be tested for recovery when a significant adverse change in the extent or manner the long-lived asset is being used occurs. The Company’s decision, as outlined above, significantly and adversely changed the extent and use of the Connect service, for which the Company has recorded an identifiable intangible asset. The resulting test for recoverability resulted in a material charge for impairment to an intangible asset of approximately $675,000, which is expected to be reflected in the Company’s third quarter financial results, the period in which management suspended research and development and terminated sales and marketing efforts for the product. Additionally, the Company expects only an insignificant amount of future cash expenditures associated with these actions.

     The Company does not anticipate that the discontinuance of the Connect service will have any substantial adverse affect on the Dr. Chart® service offered by MyDocOnline. Dr. Chart is a Web-based communication tool that connects healthcare providers and laboratories by allowing doctors to initiate lab orders, check medical necessity compliance and view results rapidly and accurately using a secure Internet connection.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: November 4, 2004	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)